EXHIBIT 10.8

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of July 16, 2010, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and (b) (i) GLOBALOPTIONS, INC., a Delaware corporation with offices at 1501 M Street, N.W., Washington, D.C. 20005 (“Global”), and (ii) THE BODE TECHNOLOGY GROUP, INC., a Delaware corporation with offices at 1501 M Street, N.W., Washington, D.C. 20005 (“Bode”) (Global and Bode are jointly and severally, individually and collectively, referred to herein as the “Borrower”).

1.            DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 31, 2008, evidenced by, among other documents, a certain Fourth Amended and Restated Loan and Security Agreement dated as of March 31, 2008, among Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of March 30, 2009, as further amended by a certain Second Loan Modification Agreement dated as of August 27, 2009, as further amended by a certain Third Loan Modification Agreement dated as of December 31, 2009, as further amended by a certain Fourth Loan Modification Agreement dated as of April 15, 2010, and as further amended by a certain Fifth Loan Modification Agreement dated as of July 12, 2010 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.            DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement, (b) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of March 31, 2008 between Bank and Global (the “Global IP Security Agreement”), and (c) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of March 31, 2008 between Bank and Bode (the “Bode IP Security Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.            DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1
Borrower hereby acknowledges, confirms and agrees that (a) upon the occurrence of the Sale Event, all outstanding Obligations in connection with Financed Receivables being sold pursuant to the Sale Event shall be paid in full immediately, and (b) upon the sale of any assets owned by Global and/or Guarantor with respect to the James Lee Witt Associates business unit, including, without limitation, any assets sold pursuant to that certain Asset Purchase Agreement dated as of May 13, 2010 by and among Borrower, Guarantor and Witt Group Holdings, LLC (the “Witt Division Sale Event”), all outstanding Obligations in connection with Financed Receivables being sold pursuant to the Witt Division Sale Event shall be paid in full immediately.

2	The Loan Agreement shall be amended by deleting the following language, appearing in Section 2.1.1(b) thereof:

“In addition and notwithstanding the foregoing, (i) prior to the occurrence of the Sale Event, (A) the aggregate amount of Advances outstanding at any time may not exceed Ten Million Dollars ($10,000,000.00), and (B) the aggregate amount of Advances made based upon Aggregate Eligible Accounts outstanding at any time may not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), and (ii) upon and after the occurrence of the Sale Event, the aggregate amount of Advances outstanding at any time may not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000.00).”

and inserting in lieu thereof the following:

“In addition and notwithstanding the foregoing, (i) the aggregate amount of Advances outstanding at any time may not exceed Five Million Dollars ($5,000,000.00), and (ii) prior to the occurrence of the Sale Event, the aggregate amount of Advances made based upon Aggregate Eligible Accounts outstanding at any time may not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00).”

3	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(f):

“If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to (1) prior to the occurrence of the Sale Event, Fifty Thousand Dollars ($50,000.00), and (2) upon and after the occurrence of the Sale Event, Thirty Seven Thousand Five Hundred Dollars ($37,500.00) (the “Early Termination Fee”).”

and inserting in lieu thereof the following:

“If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to Twenty Five Thousand Dollars ($25,000.00) (the “Early Termination Fee”).”

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.4 thereof:

“           (a)           Prior to the occurrence of the Sale Event, Borrower will pay to Bank a collateral handling fee equal to 0.20% (or, with respect to Financed Receivables based upon Aggregate Eligible Accounts, 0.30%) per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”), provided, however, for any Subject Month (as of the first calendar day of such month) to the extent that Borrower maintained Liquidity of greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) at all times during the applicable Testing Month, the Collateral Handling Fee shall be 0.0% (or, with respect to Financed Receivables based upon Aggregate Eligible Accounts, 0.10%) per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year.  This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance.  Except as otherwise provided in Section 2.3.1(b)(i), the Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.

(b)           Upon and after the occurrence of the Sale Event, Borrower will pay to Bank a collateral handling fee equal to 0.20% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”), provided, however, for any Subject Month (as of the first calendar day of such month) to the extent that Borrower maintained Liquidity of greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) at all times during the applicable Testing Month, the Collateral Handling Fee shall be 0.0% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year.  This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance.  The Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.”

and inserting in lieu thereof the following:

“           (a)           Prior to the occurrence of the Sale Event, Borrower will pay to Bank a collateral handling fee equal to 0.20% (or, with respect to Financed Receivables based upon Aggregate Eligible Accounts, 0.30%) per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”), provided, however, for any Subject Month (as of the first calendar day of such month) to the extent that Borrower maintained Liquidity of greater than Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) at all times during the applicable Testing Month, the Collateral Handling Fee shall be 0.0% (or, with respect to Financed Receivables based upon Aggregate Eligible Accounts, 0.10%) per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year.  This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance.  Except as otherwise provided in Section 2.3.1(b)(i), the Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.

(b)           Upon and after the occurrence of the Sale Event, Borrower will pay to Bank a collateral handling fee equal to 0.20% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”), provided, however, for any Subject Month (as of the first calendar day of such month) to the extent that Borrower maintained Liquidity of greater than Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) at all times during the applicable Testing Month, the Collateral Handling Fee shall be 0.0% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year.  This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance.  The Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.”

5	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.7:

“           6.7           Financial Covenants.  Borrower shall maintain at all times, to be tested as of the last day of each month:

(a)           EBDA.  EBDA for the three-month period ending on the last day of each month of at least:

Period	Minimum EBDA
April 1, 2010 through June 30, 2010	($1,500,000.00)
May 1, 2010 through July 31, 2010	If the Sale Event has occurred: ($1,500,000.00) If the Sale Event has not occurred: ($1,000,000.00)
June 1, 2010 through August 31, 2010	If the Sale Event has occurred: ($600,000.00) If the Sale Event has not occurred: ($500,000.00)
July 1, 2010 through September 30, 2010	If the Sale Event has occurred: ($400,000.00) If the Sale Event has not occurred: ($100,000.00)
August 1, 2010 through October 31, 2010, and for each three-month period ending on the last day of each month thereafter	If the Sale Event has occurred: $1.00 If the Sale Event has not occurred: ($100,000.00)”

and inserting in lieu thereof the following:

“           6.7           Financial Covenants.  Borrower shall maintain at all times, to be tested as of the last day of each month:

(a)           EBDA.  EBDA for the three-month period ending on the last day of each month of at least:

May 1, 2010 through July 31, 2010	$(1,500,000.00)
June 1, 2010 through August 31, 2010	$(1,000,000.00)
July 1, 2010 through September 30, 2010	$(1,500,000.00)
August 1, 2010 through October 31, 2010, and for each three-month period ending on the last day of each month thereafter	$(1,000,000.00)”

6	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“           “Applicable Rate” is a per annum rate equal to the Prime Rate plus one and three quarters of one percent (1.75%), provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower maintained Liquidity of greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) at all times during the applicable Testing Month, the Applicable Rate shall be a per annum rate equal to the Prime Rate plus one percent (1.0%).”

“           “EBDA” means (a) Net Income, plus (b) to the extent deducted in the calculation of Net Income, depreciation expense, amortization expense, non-cash impairment charges and non-cash stock compensation expenses, plus (c) gains and/or losses related to the sale of certain divisions and/or Subsidiaries of Borrower consented to by Bank in writing on a case-by-case basis in Bank’s sole discretion.”

“           “Facility Amount” is (a) prior to the occurrence of the Sale Event, Twelve Million Five Hundred Thousand Dollars ($12,500,000.00), and (b) upon and after the occurrence of the Sale Event, Nine Million Three Hundred Seventy Five Thousand Dollars ($9,375,000.00).”

and inserting in lieu thereof the following:

“           “Applicable Rate” is a per annum rate equal to the Prime Rate plus one and three quarters of one percent (1.75%), provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower maintained Liquidity of greater than Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) at all times during the applicable Testing Month, the Applicable Rate shall be a per annum rate equal to the Prime Rate plus one percent (1.0%).”

“           “EBDA” means (a) Net Income, plus (b) to the extent deducted in the calculation of Net Income, depreciation expense, amortization expense, non-cash impairment charges and non-cash stock compensation expenses, plus (c) gains and/or losses related to the sale of certain divisions and/or Subsidiaries of Borrower consented to by Bank in writing on a case-by-case basis in Bank’s sole discretion, so long as such gains and/or losses are in accordance with the estimates previously provided by Borrower to Bank, as determined by Bank in Bank’s sole discretion, plus (d) extraordinary severance and bonus expenses paid out in accordance with a triggered change in control under the employment contracts of Harvey Schiller, Barry Watson and Jeff Nyweide, so long as such severance and bonus expenses are in accordance with the estimates previously provided by Borrower to Bank, as determined by Bank in its sole discretion.”

“           “Facility Amount” is Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00).”

7	The Loan Agreement shall be amended by deleting the Compliance Certificate appearing as Exhibit B thereto and inserting in lieu thereof the Compliance Certificate attached on Schedule 1 hereto.

4.            FEES.  Borrower shall pay to Bank a modification fee equal to Ten Thousand Dollars ($10,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.   Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.            RATIFICATION OF IP SECURITY AGREEMENTS.

(a)           Global hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Global IP Security Agreement and acknowledges, confirms and agrees that the Global IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

(b)           Bode hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Bode IP Security Agreement and acknowledges, confirms and agrees that the Bode IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

6.            RATIFICATIONS OF PERFECTION CERTIFICATES.

(a)           Global hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 31, 2008 between Global and Bank, and acknowledges, confirms and agrees the disclosures and information Global provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

(b)           Bode hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 31, 2008 between Bode and Bank, and acknowledges, confirms and agrees the disclosures and information Bode provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

7.            CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.            RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.             NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.            CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

GLOBALOPTIONS, INC.		SILICON VALLEY BANK

By:	/s/ Jeffrey O. Nyweide	By:	/s/ Christine Egitto

Name:	Jeffrey O. Nyweide	Name:	Christine Egitto

Title:	CFO	Title:	VP

THE BODE TECHNOLOGY GROUP, INC.

By:	/s/ Jeffrey O. Nyweide

Name:	Jeffrey O. Nyweide

Title:	CFO

The undersigned, GLOBALOPTIONS GROUP, INC. (“Guarantor”) hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of (a) a certain Unconditional Guaranty (the “Guaranty”) dated as of March 31, 2008, executed and delivered by Guarantor, pursuant to which Guarantor unconditionally guaranteed the prompt, punctual and faithful payment and performance of all Obligations of Borrower to Bank, (b) a certain Security Agreement (the “Security Agreement”) dated as of March 31, 2008, between Guarantor and Bank, pursuant to which Guarantor granted Bank a continuing first priority security interest in the Collateral (as the term is defined therein) to secure the payment and performance of the Obligations under the Guaranty in accordance with the terms of the Security Agreement, and (c) a certain Intellectual Property Security Agreement (the “IP Agreement”) dated as of March 31, 2008, between Guarantor and Bank, pursuant to which Guarantor granted Bank a continuing first priority security interest in the Intellectual Property Collateral (as the term is defined therein) to secure the payment and performance of the Obligations under the Guaranty in accordance with the terms of the IP Agreement.  In addition, Guarantor acknowledges, confirms and agrees that the Guaranty, Security Agreement, and IP Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

GLOBALOPTIONS GROUP, INC.

By:	/s/Harvey Schiller

Name:	Harvey Schiller

Title:	Chairman and CEO

Schedule 1

EXHIBIT B

SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of GlobalOptions, Inc. and The Bode Technology Group, Inc. (individually and collectively, jointly and severally, “Borrower”) certify under the Fourth Amended and Restated Loan and Security Agreement, as amended from time to time (as amended, the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account;

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Advance Request and Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request and Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens.  All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company”  under the Investment Company Act.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets have been used by Borrower or any Subsidiary or, t o the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

Borrower is in compliance with the financial covenant set forth in Section 6.7 of the Agreement.

All other representations and warranties in the Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

Pricing Reduction

	Required	Actual	Pricing Change

Liquidity	>$6,250,000	$_______	Yes No

Financial Covenant

	Required	Actual	Compliance

EBDA	$_________*	$_________	Yes No

*As set forth in Section 6.7(a) of the Agreement.

Sincerely,

Signature

Title

Date